SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event recorded): April 25, 2001


                        InMedica Development Corporation
                        --------------------------------
               (Exact name of registrant as specified in charter)


                             Utah 0-12968 87-0397815
                             -----------------------
           (State or other juris- (Commission File No.) (IRS Employer diction of incorporation) Identification No.)


                   825 N. 300 West, Salt Lake City, Utah 84103
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (801) 521-9300
                                                           --------------

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5.       Other Events.
         ------------

         InMedica Development Corporation ("InMedica" or the "Company") executed employment contracts with its Chief Executive Officer, Ralph Henson, and its Chief Financial Officer, Richard Bruggeman, on April 25, 2001. Mr. Henson's contract reaffirms the provisions of his prior contract (See 8-K of the Registrant dated December 1, 1999) except paragraphs one and two thereof which are amended and restated in their entirety to provide for his full time employment for the period April 1, 2001 until March 31, 2003. Compensation payable for his services during the period is $7,000 per month during the remainder of 2001 and $8,000 per month for the balance of the term of the contract. Mr. Henson is to continue as a member of the Board of Directors of InMedica. Mr. Henson was also separately granted the right to earn a finders fee of up to $15,000 for raising up to $1,000,000 for the Company. When earned, the fee is to be paid in restricted common stock of the Company valued at $.12 per share, for a maximum of 125,000 shares. Mr. Bruggeman's contract provides for his part time employment as the Chief Financial Officer of the Company from April 1, 2001 until March 31, 2003. He has the option to increase the employment to full time if warranted by the Company's business, at a compensation to be negotiated. Compensation under the contract is $3,500 per month beginning April 1, 2001 for the balance of the year 2001 and thereafter $4,000 per month for the remaining term of the contract.

         The Company has also executed two promissory notes dated April 26, 2001, payable to its Chairman, Larry E. Clark. The first note documents a series of existing loans from Mr. Clark to the Company of $262,250 principal and $26,899.23 accrued interest. The note is due in three payments as follows: on or before May 31, 2001, $150,000, on or before July 15, 2001, $75,000 and the balance on or before October 15, 2001. The second note documents an additonal loan from Mr. Clark to the Company of $10,000 principal and $1,331.74 accrued interest. The note is due in two payments as follows: on or before May 31, 2001, $5,000 and the balance on or before July 15, 2001. Accrued interest is included in the notes through May 31, 2001. Thereafter interest accrues at 10% per annum.

         Effective April 25, 2001, the Company paid Mr. Clark for accrued consulting fees and accrued interest by issuing to his family trust 1,219,025 restricted common shares of InMedica in satisfaction of $123,992 consulting fees payable and $22,291 accrued interest on the fees. The Company also paid Mr. Bruggeman for accrued consulting fees and accrued interest by issuing to him 464,975 restricted common shares of InMedica in satisfaction of $52,000 consulting fees payable and $3,797 interest. Shares were issued at $.12 per share.

7(c)     Financial Statements and Exhibits.
         ---------------------------------

         (c)  Exhibits.

         The Exhibits required to be filed as part of this current report on Form 8-K are listed in the attached Index to Exhibits.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INMEDICA DEVELOPMENT CORPORATION




Dated:  May 10, 2001                By: /s/ Richard Bruggeman
--------------------                -------------------------
                                            Richard Bruggeman, Treasurer

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                                INDEX TO EXHIBITS


Exhibit           Description

10.1              Employment Agreement, effective
                  as of April  1, 2001 between
                  the Registrant and Ralph Henson

10.2              Employment Agreement, effective
                  as of April  1, 2001 between
                  the Registrant and Richard Bruggeman




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